EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3ASR No. 333-212414) pertaining to the Amicus Therapeutics, Inc., Automatic shelf registration statement of securities of well-known seasoned issuers

2.	Registration Statement (Form S-3ASR No. 333-211005) pertaining to the Amicus Therapeutics, Inc., Automatic shelf registration statement of securities of well-known seasoned issuers

3.	Registration Statement (Form S-3ASR No. 333-207210) pertaining to the Amicus Therapeutics, Inc., Automatic shelf registration statement of securities of well-known seasoned issuers

4.	Registration Statement (Form S-8 No. 333-197202) pertaining to the Amicus Therapeutics, Inc. Cash Deferral Plan

5.	Registration Statement (Form S-8 No. 333-195194) pertaining to the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan

6.
Registration Statement (Form S-8 No. 333-174900) pertaining to the: 1) Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and 2) Amicus Therapeutics, Inc. Amended and Restated 2007 Director Option Plan

7.
Registration Statement (Form S-8 No. 333-157219) pertaining to the: 1) Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and 2) Amicus Therapeutics, Inc. 2007 Director Option Plan

8.
Registration Statement (Form S-8 No. 333-145305) pertaining to the: 1) Amicus Therapeutics, Inc. 2002 Equity Incentive Plan, as Amended, 2) Amicus Therapeutics, Inc. 2007 Equity Incentive Plan, 3) Amicus Therapeutics, Inc. 2007 Director Option Plan, 4) Amicus Therapeutics, Inc. 2007 Employee Stock Purchase Plan

9.	Registration Statement (Form S-3 No. 333-192747), pertaining to the acquisition of Callidus Biopharma, Inc.

10.	Registration Statement (Form S-3 No. 333-192876), pertaining to the issuance of warrants of our reports dated February 28, 2019 with respect to the consolidated financial statements of Amicus Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Amicus Therapeutics, Inc. included in this Annual Report (Form 10-K) of Amicus Therapeutics, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Iselin, New Jersey
February 28, 2019